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Exhibit 3.16

        [SEAL]
FILED
JAN 07 1994
IN THE OFFICE OF
SECRETARY OF STATE
WEST VIRGINIA

ARTICLES OF INCORPORATION
OF
COMPASS HEALTH SERVICES, INC.

        The undersigned, acting as incorporator of a corporation under Section 27, Article 1, Chapter 31 of the Code of West Virginia, adopts the following Articles of Incorporation of such corporation, filed in duplicate:

           I.  The name of the corporation will be Compass Health Services, Inc.

          II.  The period of duration of the corporation will be perpetual.

        III.  The purpose for which the corporation is organized is to engage in the retail and wholesale distribution of pharmaceutical products, as well as any and all other lawful business in which a corporation may engage.

         IV.  The address of the principal office of the corporation will be 1369 Stewartstown Road, Morgantown, Monongalia County, West Virginia, 26505. The name and address of the person to whom notice or process should be sent is Mark R. Nesselroad, 1369 Stewartstown Road, Morgantown, Monongalia County, West Virginia, 26505.

           V.  The number of Directors constituting the initial Board of Directors of the corporation is two (2), and the names and addresses of the persons who are to serve as such Directors are:

Name	Address
Mark R. Nesselroad	1369 Stewartstown Road Morgantown, WV 26505
Glenn T. Adrian	1369 Stewartstown Road Morgantown, WV 26505

        VI.  The name and address of the incorporator is James A. Russell, Steptoe & Johnson, 1000 Hampton Center, P. O. Box 1616, Morgantown, West Virginia, 26507-1616.

       VII.  The aggregate number of shares of capital stock which the corporation will have authority to issue will be One Hundred (100) shares, without par value.

        The undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, does make and file these ARTICLES OF INCORPORATION, and has accordingly hereunto set his hand this 29th day of December, 1993.

/s/ JAMES A. RUSSELL James A. Russell

STATE OF WEST VIRGINIA,
COUNTY OF MONONGALIA, to-wit:

        I, Charlotte J. Shope, a Notary Public within and for the County and State aforesaid, hereby certify that James A. Russell, whose name is signed to the foregoing Articles, bearing date the 29th day of December, 1993, this day personally appeared before me in my said County and acknowledged his signature to same.

        Given under my hand and official seal this the 29th day of December, 1993.

        My commission expires: March 11, 2002.

OFFICE SEAL NOTARY PUBLIC STATE OF WEST VIRGINIA CHARLOTTE J. SHOPE 1000 HAMPTON CENTER SUITE H MORGANTOWN, WV 26507-1610 My Commisson Expires March 11, 2002	/s/ CHARLOTTE J. SHOPE Notary Public

[NOTARIAL SEAL]

Articles of Incorporation prepared by:

  James A. Russell
  Steptoe & Johnson
  P.O. Box 1616
  Morgantown, WV 26507-1616.

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  Exhibit 3.16
ARTICLES OF INCORPORATION OF COMPASS HEALTH SERVICES, INC.